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                                                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, as amended April 12, 1995, of our report dated February 10, 1995, included in Harken Energy Corporation's Form 10-K for the year ended December 31, 1994, and of our report dated December 22, 1994, on the financial statements of the CHAP Venture as of and for the year ended December 31, 1993, included in Harken Energy Corporation's Form 8-K/A dated January 3, 1995, and to all references to our Firm included in this registration statement.



                                                   ARTHUR ANDERSEN LLP

Dallas, Texas

April 12, 1995